Exhibit 21.1

CIT GROUP INC. - Subsidiaries as of December 31, 2017	Domestic Jurisdiction	Country	Ownership Percent * economic interest
CIT Bank, N.A.	Federal National Association	United States	100%
C.I.T. Leasing Corporation	Delaware	United States	100%
Capita Corporation	Delaware	United States	100%
Capital Direct Group, Inc.	Delaware	United States	100%
CFHE Funding Company LLC	Delaware	United States	100%
CIT Asset Management LLC	Delaware	United States	100%
CIT Capital Securities LLC	Delaware	United States	100%
CIT Capital USA Inc.	Delaware	United States	100%
CIT CBK Funding Company, LLC	Delaware	United States	100%
CIT CBK Funding Inc.	Delaware	United States	100%
CIT Communications Finance Corporation	Delaware	United States	100%
CIT Equipment Collateral 2014-VT1	Delaware	United States	*
CIT Equipment Trust - VFC Series CBK1	Delaware	United States	*
CIT Finance LLC	Delaware	United States	100%
CIT Financial USA, Inc.	Delaware	United States	100%
CIT Funding Company, LLC	Delaware	United States	100%
CIT Group (NJ) LLC	Delaware	United States	100%
CIT Group SF Holding Co., Inc.	Delaware	United States	100%
CIT Healthcare LLC	Delaware	United States	100%
CIT Home Lending Securitization Company, LLC	Delaware	United States	100%
CIT Insurance Agency, Inc.	Delaware	United States	100%
CIT Lending Services Corporation	Delaware	United States	100%
CIT Lending Services Corporation (Illinois)	Delaware	United States	100%
CIT Loan Corporation	Delaware	United States	100%
CIT Maritime Leasing, LLC	Delaware	United States	100%
CIT Rail LLC	Delaware	United States	100%
CIT Railcar Funding Company, LLC	Delaware	United States	100%
CIT Small Business Lending Corporation	Delaware	United States	100%
CIT Strategic Finance, Inc.	Delaware	United States	100%
CRE CT 21 OTHER LLC	Delaware	United States	100%
CRE LJ CA LLC	Delaware	United States	100%
Financial Freedom Acquisition LLC	Delaware	United States	100%
INDYMAC VENTURE, LLC	Delaware	United States	100%
MF Lygra Lease Trust	Delaware	United States	*
Millennium Leasing Company I LLC	Delaware	United States	100%
Millennium Leasing Company II LLC	Delaware	United States	100%
North Romeo Storage Corporation	Delaware	United States	100%
OneWest Investments II LLC	Delaware	United States	100%
OneWest Investments LLC	Delaware	United States	100%
OneWest Resources LLC	Delaware	United States	100%
ONEWEST VENTURES HOLDINGS LLC	Delaware	United States	100%
OWB REO LLC	Delaware	United States	100%
PL Servicing, LLC	Delaware	United States	100%
The CIT GP Corporation III	Delaware	United States	100%
The CIT Group Securitization Corporation II	Delaware	United States	100%
The CIT Group/Corporate Aviation, Inc.	Delaware	United States	100%
The CIT Group/Equipment Financing, Inc.	Delaware	United States	100%
CIT Technology Financing Services, Inc.	Massachusetts	United States	100%
Direct Capital Corporation	New Hampshire	United States	100%
The CIT Group/Equity Investments, Inc.	New Jersey	United States	100%
The CIT Group/Business Credit, Inc.	New York	United States	100%
The CIT Group/Commercial Services, Inc.	New York	United States	100%
The Equipment Insurance Company	Vermont	United States	100%

CIT GROUP INC. - Subsidiaries as of December 31, 2017	Domestic Jurisdiction	Country	Ownership Percent * economic interest
CIT Financial (Barbados) SRL	Barbados	Barbados	100%
CIT Financial II (Barbados) Srl	Barbados	Barbados	100%
CIT Holdings (Barbados) SRL	Barbados	Barbados	100%
Worrell Capital Limited	Barbados	Barbados	100%

The Capita Corporation do Brasil Ltda	Brazil	Brazil	100%

3918041 Canada Inc.	Federally Chartered	Canada	100%
CIT Canada Equipment Receivables Trust	Federally Chartered	Canada	100%
CIT Canada Equipment Receivables Trust II	Federally Chartered	Canada	100%
CIT Mezzanine Partners of Canada Limited	Federally Chartered	Canada	100%
1021718 Ontario Ltd.	Alberta	Canada	100%
1043620 Ontario Ltd.	Alberta	Canada	100%
555566 Alberta Ltd.	Alberta	Canada	100%
Canadian Income Partners IV Limited Partnership	Alberta	Canada	100%
Canadian Income Partners V Limited Partnership	Alberta	Canada	100%
Canadian Income Partners VI Limited Partnership	Alberta	Canada	100%
Canadian Income Partners VII Limited Partnership	Alberta	Canada	100%
Canadian Income Partners VIII Limited Partnership	Alberta	Canada	100%
CIT Financial (Alberta) ULC / Services Financiers CIT (Alberta) ULC	Alberta	Canada	100%
CIT Financial (Canada) ULC	Alberta	Canada	100%
CCERU Finance LP	Manitoba	Canada	100%
1143986 Ontario Limited	Ontario	Canada	100%
1244771 Ontario Limited	Ontario	Canada	100%
Capita Canadian Trust	Ontario	Canada	100%
CIP VII Trust	Ontario	Canada	100%
CIP VIII Trust	Ontario	Canada	100%
CIT Canada Finance Ltd.	Ontario	Canada	100%
CIT Canadian Funding Trust	Ontario	Canada	100%
CIT Canadian VFN Trust	Ontario	Canada	100%
CIT Financial Ltd./Services Financiers CIT Ltee.	Ontario	Canada	100%

CIT Cayman Coconut Palm Leasing, Ltd.	Cayman Islands	Cayman Islands	100%

CIT Finance & Leasing Corporation	Shanghai	China	100%
CIT Finance & Leasing (Tianjin) Corporation, in liquidation	Tianjin City	China	100%

CIT Rail Holdings (Europe) SAS	France	France	100%
NACCO S.A.S	France	France	100%

CIT Group Holding (Germany) GmbH i.L.	Germany	Germany	100%
NACCO GmbH	Hamburg	Germany	100%

CIT Financial (Hong Kong) Limited (In Member's Voluntary Liquidation)	Hong Kong	Hong Kong	100%

Baliardo Limited, in liquidation	Ireland	Ireland	*
NACCO Rail Ireland Limited	Ireland	Ireland	100%

CIT Group Italy Srl in liquidazione	Italy	Italy	100%

Nacco Luxembourg S.à.r.l.	Luxembourg	Luxembourg	100%

MEX CIT SERVICIOS, S. de R.L. de C.V.	Mexico City, Federal District	Mexico	100%

CIT GROUP INC. - Subsidiaries as of December 31, 2017	Domestic Jurisdiction	Country	Ownership Percent * economic interest
CIT Holdings B.V.	Netherlands	Netherlands	100%
CIT TRS Funding B.V.	Netherlands	Netherlands	100%
CIT TRS Holdings B.V.	Netherlands	Netherlands	100%
CIT TRS Subsidiary B.V.	Netherlands	Netherlands	100%

CIT Capital Finance (UK) Limited (in liquidation)	England	United Kingdom	100%
CIT Equipment Finance (UK) Limited (in liquidation)	England	United Kingdom	100%
CIT Funding (UK) Limited (in liquidation)	England	United Kingdom	100%
CIT Group (NFL) Limited (in liquidation)	England	United Kingdom	100%
CIT Group (UK) Limited (in liquidation)	England	United Kingdom	100%
CIT Group Holdings (UK) Limited (in liquidation)	England	United Kingdom	100%
NACCO (U.K.) Limited	England	United Kingdom	100%

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